EXHIBIT 99.1

Two River Bancorp Increases Quarterly Dividend by 27% to $0.07 per Share ($0.28 on an Annualized Basis)

TINTON FALLS, N.J., April 18, 2019 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq: TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank"), today announced that the Board of Directors approved a 27% increase in its cash dividend, raising the quarterly amount to $0.07 per share of the Company's common stock for an annualized amount of $0.28 per share. This represents an increase over the first quarter dividend of $0.055 per share, and the annualized amount of $0.22 per share.

The second quarter dividend will be paid on May 30, 2019 to common shareholders of record at the close of business on May 10, 2019. The declaration, payment, timing and amounts of future dividends are subject to determination and approval by the Company’s Board of Directors.

Management Commentary
Mr. William D. Moss, Chairman, President and CEO, stated, “We were pleased to both increase our dividend and accelerate the timing of this increase from our usual practice, as the Company had historically raised its dividend in the third quarter. The Company’s strong balance sheet and operating performance have allowed us to reward investors for their continued support with a higher dividend again this year, and underscores our confidence in continuing to deliver increases in earnings over the long-term.”

Schedules 2019 First Quarter Financial Results
The Company also announced that it will report its financial results for the first quarter ended March 31, 2019 prior to the opening of the stock market on Tuesday, April 23, 2019.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Union, Essex, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiver.bank.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our new banking platform; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Two River Community Bank
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com